EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
The South Financial Group, Inc.

We consent to incorporation by reference in the registration statements (Nos. 33-79668, 333-31948, 333-53170, 333-99159, 333-102877, 333-103763, 333-104947,
333-109578,  333-111805, 333-177409 and 333-117508) on Form S-8 and registration statements (Nos. 333-112404, 333-106578 and 333-120366) on Form S-3 of The South
Financial Group, Inc. of our report dated June 24, 2005, with respect to the statements of net assets available for benefits of The South Financial Group, Inc. 401(k) Plan (the "Plan") as of December 31, 2004 and 2003, and related statements of changes in net assets available for benefits for the years ended December 31, 2004 and 2003, and the related supplemental Schedule H, line 4i - schedule of assets (held at end of year) as of December 31, 2004, which report appears in the December 31, 2004 annual report on Form 11-K of the Plan.

/s/ KPMG LLP
Greenville, South Carolina
July 14, 2005











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